UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                Information Statement Pursuant to Section 14 (c)
            of the Securities Exchange Act of 1934 (Amendment No. 1)

Check the appropriate Box:
  [X]   Preliminary Information Statement
  [ ] Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))
  [ ]   Definitive Information Statement

                              VIKING SYSTEMS, INC.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
  [X]    No fee required
  [ ]    Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-1:
(1)   Title of each class of securities to which transaction applies: NA
(2)   Aggregate number of securities to which transaction applies: NA
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): NA
(4)   Proposed maximum aggregate value of transaction: NA
(5)   Total Fee Paid: NA
  [ ]    Fee paid previously with preliminary materials
  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previously filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)   Amount Previously Paid: $0
(2)   Form, Schedule or Registration Statement No. NA
(3)   Filing Party: NA
(4)   Date Filed:


        Contact Person: A. O. Headman, Jr., ESQ, Cohne Rappaport & Segal
 525 East 100 South 5th Floor, Salt Lake City, UT 84102; Tel: 801-532-2666, Fax:
                                  801-355-1813

                              VIKING SYSTEMS, INC.
                         7514 Girard Avenue, Suite 1509
                               La Jolla, CA 92037

          NOTICE OF ACTION TO BE TAKEN WITHOUT A STOCKHOLDERS' MEETING
--------------------------------------------------------------------------------

TO OUR STOCKHOLDERS:

     Notice is hereby given that Viking Systems, Inc. plans to take certain corporate action pursuant to the written consent of our Board of Directors and the holders of a majority of our outstanding voting securities ("Majority Stockholders"). The action we plan to take is to amend our Articles of Incorporation to increase (i) the number of shares of common stock which we are authorized to issue from 20,000,000 to 100,000,000; and (ii) the number of shares of preferred stock which we are authorized to issue from 5,000,000 to 25,000,000 ("Increased Capital Proposal").

     On December 18, 2003, our Board of Directors unanimously approved the Increased Capital Proposal and the Majority Stockholders have consented in writing to the Increased Capital Proposal.

     The Increased Capital Proposal will be effected through an amendment to our Articles of Incorporation.

     The Board of Directors has fixed the close of business on February 24, 2004, as the Record Date for determining the stockholders entitled to notice of the foregoing.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN AND NO PROXY OR VOTE IS SOLICITED BY THIS NOTICE.

April 20, 2004

                                              By Order of the Board of Directors

                              VIKING SYSTEMS, INC.
                         7514 Girard Avenue, Suite 1509
                               La Jolla, CA 92037

                        PRELIMINARY INFORMATION STATEMENT
                                 April 20, 2004

           This Information Statement is being provided to you by the Board of Directors of Viking Systems, Inc

                              ---------------------
     This Information Statement and the Notice of Action Taken Without a Stockholders' Meeting (jointly, the "Information Statement") is furnished by the Board of Directors of Viking Systems, Inc. (the "Company" or "Viking"), a Nevada corporation, to the holders of the Viking's common stock at February 24, 2004 (the "Record Date") to provide information with respect to action taken by the written consent of the Majority Stockholders. The Majority Stockholders approved by written consent a proposal (the "Increased Capital Proposal") to amend our Articles of Incorporation to increase the number of shares of common stock which we are authorized to issue from 20,000,000 to 100,000,000 and to increase the number of shares of preferred stock which we are authorized to issued from 5,000,000 to 25,000,000.

     The Board of Directors decided to obtain written consent of the Majority Stockholders in order to avoid the costs and management time required to hold a special meeting of stockholders. All required corporate approvals of the Increased Capital Proposals have been obtained, subject to furnishing this notice and 20 days elapsing from the date of this notice. This Information Statement is furnished solely for the purpose of informing stockholders of this corporate action in the manner required by Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended.

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

     THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER'S MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

     The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

              INTEREST OF CERTAIN PERSONS IN FAVOR OF OR OPPOSITION
                              TO MATTERS ACTED UPON

     The Company is not aware of any interest that would be substantially affected through the adoption of the Increased Capital Proposal whether adversely or otherwise.

                                VOTING SECURITIES

     As of the Record Date, the Company's authorized capitalization consisted of 20,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. Our Board of Directors has previously designated a Series A of our preferred stock consisting of all 5,000,000 shares of our preferred stock. At February 24, 2004, the Record Date, we had 6,294,650 shares of common stock issued and outstanding and no shares of Series A Preferred Stock issued or outstanding.

     Each share of common stock entitles its holder to one vote on each matter submitted to the common stockholders for a vote. We have obtained the written consent of the Majority Stockholders representing 4,700,300 votes on the Increased Capital Proposal.

                                   BACKGROUND

     Viking was incorporated in Nevada on May 28, 1998. In November 2003, we adopted a new business plan which has resulted in Viking engaging in the business of acquiring and operating medical device companies.


     We were originally engaged in the computer training and services business but were unsuccessful in our operations and terminated those operations in December 2002. Our previous business operations were limited and did not result in (i) significant revenues, (ii) the accumulation of a significant dollar amount of assets, or (iii) in earnings. Because of a lack of funds, we were unable to fund the costs of complying with our filing requirements under Section 13 of the Securities Exchange Act of 1934, as amended. In November 2003, our Board of Directors, as then constituted, considered and approved a proposal from a third party relating to a change of Viking's business plan and an infusion of capital. Since November 2003, a new Board of Directors and new officers have been appointed, a limited amount of capital has been raised. Our new Board of Directors has adopted a new business plan which calls for Viking to engage in the business of development, manufacturing and marketing of medical devices. Our plan is to identify and attempt to acquire companies, assets and operations in the medical device market, initially focusing on companies with vision, optics, laser, sensor and related medical technology for the surgeon. On December 22, 2003, we entered into an Asset Purchase Agreement with Vista Medical Technologies, Inc. for our first acquisition. We closed this acquisition on April 15, 2004. Viking Stockholder approval was not required in connection with the acquisition of assets from Vista Medical Technologies.

     Prior to November 24, 2003, there were 2,528,500 shares of Viking common stock issued and outstanding. On November 24, 2003, we entered into Stock Purchase Agreements with Donald E. Tucker and Troika Capital Investment. Pursuant to the Stock Purchase Agreement with Mr. Tucker, we sold 3,200,000 shares of our common stock to Mr. Tucker for $64,000 or $.02 per share. Pursuant to the Stock Purchase Agreement with Troika Capital Investment, we sold 250,000 shares of our common stock to Troika Capital for $5,000 or $.02 per share. As of the Record Date, Mr. Tucker owned 3,200,000 or 53.5 per cent of the shares of common stock issued. Mr. Tucker has also purchased 5,000,000 shares of our Series A Preferred Stock. These Series A Preferred shares were issued to Mr. Tucker subsequent to the Record Date for $400,000. As of the Record Date, Troika Capital Investments and its affiliates owned 600,300 or 9.5 per cent of the shares of common stock issued.

     The 5,000,000 shares of Series A Preferred Stock owned by Mr. Tucker are convertible into 20,000,000 shares of our common stock. Each share of Series A Preferred Stock has four votes in all matters submitted to shareholders for a vote. We do not currently have a sufficient number of shares of common stock authorized for issuance to Mr. Tucker upon his conversion of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into four shares of our common stock.


     On April 15, 2004, we issued 3,054,000 shares of our common stock to Vista in connection with the acquisition of the Vista assets. As of April 15, 2004, we had 9,348,650 shares of our common stock issued and outstanding and 5,000,000 shares our Series A Preferred Stock issued and outstanding.


                            VIKING BUSINESS STRATEGY

     Viking is strategically focused on developing a portfolio of medical products, technologies and services that serve the needs of the surgical environment. Through its anticipated development capabilities, targeted acquisitions and a network of business alliances, Viking intends to position itself as a leader in integrated information, visualization and surgical control solutions.

     Early Stage Ventures. We are interested in early stage ventures and research programs (private or public) with technologies that are either focused on clinical/surgical information or leading edge imaging and optics appropriate to minimally invasive or complex surgical procedures. We seek investment opportunities and licensing agreements with those that meet our standards of commercial potential, portfolio alignment and patents of strategic value.

     Mergers and Acquisitions. We are actively seeking businesses, operations and product-lines that are focused on clinical/surgical information, digital imaging, 3D visioning, surgical robotics, endoscopic and laparoscopic solutions and single-use surgical products. Viking believes there are a substantial number of businesses in both North America and Europe that are complementary to its technologies, portfolio requirements and strategic direction. Viking believes it offers a pathway for growth and success. We intend to play an increasing role in the medical technology market, with the goal of generating revenues, profitability and increased market value.

     Small and midsize companies, operations or products that Viking acquires will likely meet some or all of the following criteria:

        o Demonstrated revenue growth;
        o Strategic patents and/or technology leadership;
        o Strong relationships in the surgical community;
        o Regulatory approval (FDA and/or CE);
        o Solid technical management and skills; and
        o Distribution and/orService capability

     Business Alliances and Partnerships. We will invite businesses that require expanded distribution and have products and services within the scope and intent of its business to contact us. We are particularly interested in organizations with clinical/surgical information capabilities, a systems integration and engineering focus and/or have software and imaging products currently recognized and in-use in the surgical environment.

     Governmental Regulation. Our business plan calls for us to engage in the business of marketing medical devices. The manufacture and sale of medical devices intended for commercial distribution are subject to extensive governmental regulation in the United States. Medical devices are regulated in the United States primarily by the FDA and, to a lesser extent, by certain state agencies. Generally, medical devices require pre-market clearance or pre-market approval prior to commercial distribution. In addition, certain material changes or modifications to, and changes in intended use of, medical devices also are subject to FDA review and clearance or approval. The FDA regulates the research, testing, manufacture, safety, effectiveness, labeling, storage, record keeping, promotion and distribution of medical devices in the United States and the export of unapproved medical devices from the United States to other countries. Non-compliance with applicable requirements can result in failure of the government to grant pre-market clearance or approval for devices, withdrawal or suspension of approval, total or partial suspension of production, fines, injunctions, civil penalties, refunds, recall or seizure of products and criminal prosecution.

             INCREASE IN AUTHORIZED COMMON STOCK AND PREFERRED STOCK

General

     Our Board of Directors has unanimously approved a proposal to amend our Articles of Incorporation to increase the number of shares of common stock which we are authorized to issue from 20,000,000 to 100,000,000 and to increase the number of shares of preferred stock which we are authorized to issue from 5,000,000 to 25,000,000. Our Board has recommended to our Majority Stockholders that they vote in favor of the Increased Capital Proposal and our Majority Stockholders have voted in favor of the Increased Capital Proposal. The votes of our Majority Stockholders were obtained by written consent.

Consent Required

     Approval of the Increased Capital Proposal, through an amendment to our Articles of Incorporation, required the consent of the holders of a majority of the outstanding voting shares. As of the Record Date, Majority Stockholders beneficially owned 4,700,300 shares of our common stock representing approximately 74.7% of the votes that could be cast by the holders of our outstanding voting shares as of the Record Date. The Majority Stockholders have given their written consent to this Increased Capital Proposal and accordingly, the requisite stockholder approval of this Proposal was obtained by the execution of the Majority Stockholders' written consent in favor of the Proposal.

Amendment

     Our Board of Directors  and the Majority  Stockholders  have voted to amend
Article III of our Articles of Incorporation to read as follows:

                                   ARTICLE III
                                  CAPITAL STOCK

     The total number of shares the Corporation is authorized to issue is 125,000,000, which shall be divided into two classes, as follows: (1) 25,000,000 Preferred Shares, par value $.001 per share, of which 5,000,000 shares are designated as Series "A" Preferred Stock, and (2) 100,000,000 Common Shares, par value $.001 per share. The preferences, limitations and relative rights of each class of shares (to the extent established hereby), and the express grant of authority to the board of directors to amend these Articles of Incorporation to divide the Preferred Shares into series or classes, to establish and modify the preferences, limitations and relative rights of the shares of Preferred Shares, and to otherwise make changes affecting the capitalization of the Corporation, subject to the limitations and procedures set forth in the Nevada General Corporations Act (the "Act"), are as follows:

     A. Common Shares.

          1. Each outstanding Common Share shall be entitled to one vote on each matter to be voted on by the shareholders of the Corporation.

          2. Subject to any rights that may be conferred upon any Preferred Shares, upon dissolution of the Corporation the holders of Common Shares then outstanding shall be entitled to receive the net assets of the Corporation. Such net assets shall be divided among and paid to the holders of Common Shares, on a pro-rata basis, according to the number of Common Shares held by each of them.

          3. Subject to any rights that may be conferred upon any Preferred Shares, dividends may be paid on the outstanding Common Shares if, as and when declared by the board of directors, out of funds legally available therefore.

          4. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or in any amendment hereto or thereto shall be vested in the Common Shares.

     B. Preferred Shares. Pursuant to the authority granted to the board of directors by the Act, the board of directors, without stockholder action, may amend the Corporation's Articles of Incorporation, to the extent and in the manner permitted by the Act.

     C. Series A Preferred Stock. The Board of Directors has designated 5,000,000 shares of our Preferred Stock as Series A Preferred Stock, the terms and preferences of which are as follows:

          Section 101. Designation. The Series A Preferred Stock shall consist of 5,000,000 shares, which number shall not be increased but may be decreased (but not below the number of shares of Series A Preferred Stock then outstanding) from time to time by a resolution or resolutions of the Board of Directors. Shares of Preferred Stock redeemed by the Corporation or converted into Common Stock shall be canceled and shall revert to authorized but unissued shares of preferred stock designated as to series or class upon compliance with the applicable provisions of law.

          Section 102. Ranking. The Series A Preferred Stock shall rank senior to the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding up of the affairs of the Corporation. Each share of Series A Preferred Stock shall rank on a parity with or senior to each other series of preferred stock, other than any Junior Stock, which may be hereafter issued by the Corporation in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

          Section 103. Definitions. As used herein with respect to Series A Preferred Stock, the following terms shall have the following meanings:

               (a) the term "Junior Stock" shall mean the Common Stock and any other class or series of stock of the Corporation hereafter authorized or issued over which Series A Preferred Stock has preference or priority in (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

               (b) the term "Common Stock" shall mean the class of stock designated as the common stock, par value $.001 per share, of the Corporation at the date of the adoption of this resolution or any other class of stock resulting from successive changes or reclassifications of such common stock.

          Section 201. No Dividends. No dividends shall accrue on the Series A Preferred Stock.

          Section 301. Liquidation Preference ($0.08 per share).

               (a) In the event of any  voluntary  or  involuntary  liquidation, dissolution or winding up of the Corporation, then, before any distribution or payment shall be made to the holders of any Junior Stock, the holders of Series A Preferred Stock shall be entitled to be paid in full an amount equal to $0.08 per share, together with accrued and unpaid dividends and any accumulated dividends to such distribution or payment date, whether earned or declared.

               (b) If, upon any liquidation, dissolution or winding up of the Corporation, such payment referred to in Section 301(a) shall have been made in full to holders of Series A Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of the Junior Stock, according to their respective rights and preferences and in each case according to their respective shares. If, upon any liquidation, dissolution or winding up of the Corporation, such payment referred to in Section 301(a) shall not have been made in full to the holders of all outstanding shares of Series A Preferred Stock, the holders of Series A Preferred Stock and all other classes or series of stock of the Corporation ranking on a parity therewith in the distribution of assets, shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation nor the merger of the Corporation with or into any other corporation or corporations, nor a reorganization of the Corporation alone, nor the sale or transfer of all or any part of its assets, shall be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 301.

          Section 302. Notice of Liquidation. Written notice of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the

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

     Corporation, stating a payment date and the place where the distributable amounts shall be payable and containing a statement of or reference to the conversion right set forth in Section 501 shall be given by the Corporation to the holders or holders of the Series A Preferred Stock.

          Section 401. No Redemption. Shares of Series A Preferred Stock are not redeemable by the Corporation.

          Section 501. Conversion.

               (a) Conversion Ratio. Subject to and upon compliance with the provisions of this Section 501, at the option of the holder thereof, any share of the Series A Preferred Stock may be converted at any time by the holder thereof into four (4) shares of common stock. Not withstanding anything else contained herein to the contrary, the Series A Preferred Stock may not be converted into common stock unless the number of shares of common stock authorized is sufficient for issuance of common stock in connection with such conversion.

               (b) Conversion Procedure. To convert shares of Series A Preferred Stock into Common Stock, the holder thereof shall surrender at the office of any transfer agent for the Series A Preferred Stock (or, if there be no transfer agent, at the principal office of the Corporation) the certificate or certificates therefore, duly endorsed or assigned to the Corporation, and give written notice to the Corporation that such holder elects to convert such shares. Such notice of conversion shall specify (i) the number of shares of Series A Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of Series A Preferred Stock not be so converted to be issued and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

          Shares of Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion in accordance with the foregoing provisions, and the person or persons entitled to receive the Common Stock issuable upon conversion shall thereupon be treated for all purposes as the record holder or holders of the Common Stock. As promptly as practicable on or after the conversion date, the Corporation shall issue and shall deliver a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fractional share, as hereinafter provided, to the person or persons entitled to receive the same. In the event that there shall have been surrendered a certificate or certificates representing shares of Series A Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such holder or such holder's designee a new certificate or certificates representing the number of shares of Series A Preferred Stock which shall not have been converted.

          Section 502. Adjustment of Conversion Ratio. The Conversion Ratio in effect at any time and the number and kind of securities purchasable upon the conversion of equal share of the Series A Preferred Stock shall be subject to adjustment from time to time upon the happening of certain events at any time after December 18, 2003 as follows:

               (a) Distributions, Subdivision or Reclassification of Common Stock. In case the Corporation shall (i) make a distribution on its outstanding Common Stock in shares of Common Stock; (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares; or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, then the Conversion Ratio in effect at the time of the record date for such distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted;

               (b) Condition Precedent in Extraordinary Transaction. In case of any reclassification, capital reorganization or other similar activity which results in a change in the outstanding shares of Common Stock or in case of the merger or consolidation of the Corporation with another entity or any sale, assignment, lease or conveyance to another entity of all or substantially all of the property or assets of the Corporation in one or a series of transactions, the Corporation shall, as a condition precedent to such transaction, cause effective provisions to be made so that the holders of Series A Preferred Stock shall have the right thereafter, by converting the Series A Preferred Stock, to purchase the kind and amount of shares and other securities and property receivable upon such reclassification, capital reorganization or similar activity, change, merger or consolidation, or sale, assignment, lease or conveyance which would have been received had the Series A Preferred Stock been converted immediately prior to such reclassifications, capital reorganization, similar activity, change, merger or consolidation, or sale, assignment, lease or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein.

          Section 503. Notice of Certain Corporate Action. In case: (i) the Corporation shall declare a dividend on its Common Stock payable otherwise than in cash out of its earned surplus; or (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; (iii) the Corporation shall reclassify the Common Stock of the Corporation (excluding a subdivision or combination of its outstanding shares of Common Stock); or (iv) of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or (v) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then the Corporation shall cause to be filed with the transfer agent (if any) for the Series A Preferred Stock, and shall cause to be mailed to all holders of record of the Series A Preferred Stock, at least 20 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the applicable record date hereinafter specified, a notice stating
     (1) the record date, or (2) the date on which such reclassification, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, sale, transfer, dissolution, liquidation or winding up.

          Section 504. Corporation Shall authorized and Reserve Common Stock. The Corporation shall, on or before April 30, 2004, authorize an increase in the number of shares of its common stock authorized in an amount sufficient to enable all of the Series A Preferred Stock to be converted into shares of common stock. Thereafter, and for the purpose of effecting the conversion of the Series A Preferred Stock, the Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Preferred Stock.

          Section 505. Covenant as to Common Stock. The Corporation covenants that all shares of Common Stock which may be issued upon conversion of the Series A Preferred Stock will upon issue be fully paid and nonassessable.

          Section 506. Special Provision in Case of Merger, Consolidation or Other Reorganization or Sale of Assets. In case of any merger, consolidation, reorganization, sale or transfer provided for in Section 502, the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Series A Preferred Stock and each such holder of any Series A Preferred Stock may elect, in lieu of converting his shares in accordance therewith, to require the Corporation to, subject to the legal availability of funds therefore, redeem all such shares held at the liquidation value per share, plus an amount equal to all accrued and unpaid dividends and all accumulated dividends thereon to the date fixed for redemption, which shall be not later than the effective date of the merger, sale or transfer. Redemption of the Series A Preferred Stock shall be a condition to the effectiveness of such transaction.

          Section 601. Voting. The holders of Series A Preferred Stock shall have, in addition to any voting rights provided by law, the right to vote by casting four (4) votes for each duly authorized, issued and outstanding share of Series A Preferred Stock held by them of record, as hereafter provided:

               (i) voting together with the holders of Common Stock and any other class of shares voting with Common Stock, on any and all issues presented to a vote of the holders of Common Stock or as to which the holders of the Common Stock are entitled to vote upon; and

               (ii) as a separate class, upon: (a) each question or matter in respect of which such holders are entitled to vote under the Act; (b) any amendment, alteration or repeal of any provision of the Articles of Incorporation or this Certificate of Designation so as to affect adversely the rights, powers or preferences of the Series A Preferred Stock, and any proposed creation of a class or series of preferred stock ranking on a parity with the Series A Preferred Stock as to dividends or on liquidation. Authorization of any action set forth in
          (b) above requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock.

          Section 602. Adjustment in Voting Rights. The number of votes per share which the holders of Series A Preferred Stock may cast pursuant to
     Section 601 shall be adjusted, upon any change in the Conversion Ratio under Article V hereof, to equal the number of shares of Common Stock into which it would be then convertible (whether or not such conversion is restricted or prohibited for any reason).

                          (End of Amended Article III)

Reasons for Increase in Capital

      We need to increase our authorized capital for several reasons:

     o We issued 5,000,000 shares of our Series A Preferred Stock to Donald Tucker for $400,000. Each share of Series A Preferred Stock is convertible into four shares of our common stock, 20,000,000 total. We need to increase our authorized capital in order to issued these 20,000,000 shares of common stock when Mr. Tucker elects to convert his Series A Preferred Stock into common stock;

     o We intend to attempt to raise cash from the private placement of our common stock and eventually from a registered offering of our common stock; and

     o    We intend to use our common stock for additional acquisitions.

     Our Board of Directors also believes that it is desirable to have additional authorized shares of common stock available for other possible future financings, possible future acquisition transactions and other general corporate purposes. Our Board of Directors believes that having such additional authorized shares of common stock available for issuance in the future should give us greater flexibility and may allow such shares to be issued without the expense and delay of a special stockholders' meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing stockholders, management believes that such transactions would increase the value of Viking to its stockholders.

     There are certain advantages and disadvantages of voting for an increase in our authorized common stock. The advantages include:

     o The ability to raise capital by issuing capital stock under the transaction described above, or other financing transactions.

     o The ability to fulfill our obligations by having common stock available upon the issuance, and then conversion of our Series A Preferred Stock.

     o To have shares of common stock available to pursue business expansion opportunities, if any.

The disadvantages include:

     o The issuance of authorized but unissued stock could be used to deter a potential takeover of Viking that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with our Board of Directors' desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

     o Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

Increase In Blank Check Preferred Stock

     We intend to increase our authorized shares of preferred stock from 5,000,000 shares to 25,000,000 shares. We have designated 5,000,000 shares of preferred stock as Series A Preferred Stock. The remaining 20,000,000 shares of Preferred Stock are "blank check" preferred stock. The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by our Board of Directors upon issuance without further stockholder approval. The authorization of such blank check preferred stock would permit the Board of Directors to authorize and issue preferred stock from time to time in one or more series.

     Subject to the provisions of our amended Articles of Incorporation and the limitations prescribed by law, the Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders. The Board of Directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of Viking and its stockholders.

     The increase in the number of preferred shares authorized provides the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its common stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the board of directors for any proper corporate purpose. It is anticipated that such purposes may include exchanging preferred stock for common stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by Viking, or issuance as part or all of the consideration required to be paid by Viking for acquisitions of other businesses or assets.

     Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of Viking by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of Viking. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of Viking by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board of Directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of Viking by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

     While the increase in the number of preferred shares authorized may have anti-takeover ramifications, the Board of Directors believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the increase in the number of preferred shares authorized may have anti-takeover effects, the amendment may encourage persons seeking to acquire Viking to negotiate directly with the Board of Directors enabling the board of directors to consider the proposed transaction in a manner that best serves the stockholders' interests.

                 INFORMATION REGARDING PURCHASE OF VISTA ASSETS

     On April 15, 2004 we completed the acquisition of substantially all of the assets (the "Asset Sale") of the Vista Medical Technologies, Inc. ("Vista") Visualization Technology business (the "Business"), on the terms and conditions set forth in the Asset Purchase Agreement, dated December 22, 2003, (the "Asset Purchase Agreement"). A copy of the Asset Purchase Agreement was attached as an Exhibit to a Form 8-K we filed with the Securities and Exchange Commission on December 22, 2003.

     The assets we purchased in the Asset Sale are referred to in this Information Statement as the "Purchased Assets." A description of the material terms of the Asset Purchase Agreement is presented below under the caption "Description of the Asset Purchase Agreement." This discussion is qualified in its entirety by reference to the copy of the Asset Purchase Agreement, attached to Form 8-K referred to above.

Description of Vista's Business

     Prior to the acquisition, Vista conducted operations through two separate business units. The Obesity Surgery Management Services business, based in Carlsbad, CA, provides services to physicians and hospitals involved in the surgical treatment of morbid obesity. Vista's services include management of the Laparoscopic Bariatric Surgery Preceptorship, a comprehensive introduction to starting a minimally invasive gastric bypass surgical program. Additionally, Vista offered management systems and consulting services which enable the efficient operation of obesity surgery programs. For the year ended December 31, 2003, the Obesity Surgery Management Services business represented approximately 30% of Vista's sales.

     On April 15, 2004, we acquired Vista's second business unit, the Visualization Technology business, based in Westborough, MA. This business develops, manufactures and markets products that provide information to physicians performing minimally invasive general surgical, cardiac surgical and other selected endoscopic and interventional procedures. Vista's technology products combine a head mounted display with video cameras to provide surgeons with critical visual information during complex minimally invasive procedures, and also incorporate the benefit of viewing complementary information in a voice-controlled, picture-in-picture format, to facilitate real-time decision making during surgery. The Visualization Technology business also manufactures compact, high resolution endoscopic cameras for original equipment manufacturer customers and strategic partners. For the year ended December 31, 2003, the Visualization Technology business represented approximately 70% of Vista's total sales.

                   DESCRIPTION OF THE ASSET PURCHASE AGREEMENT

     THE DESCRIPTION OF THE ASSET PURCHASE AGREEMENT SET FORTH IN THIS INFORMATION STATEMENT DOES NOT PURPORT TO BE COMPLETE; HOWEVER, MATERIAL TERMS OF THE AGREEMENT ARE SUMMARIZED BELOW. STOCKHOLDERS SHOULD REVIEW THE ASSET PURCHASE AGREEMENT, A COPY OF WHICH WAS FILED AS AN EXHIBIT TO A FORM 8-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 2003 WHICH IS INCORPORATED HEREIN BY REFERENCE. YOU ARE URGED TO CAREFULLY READ THE ASSET PURCHASE AGREEMENT IN ITS ENTIRETY.

Purchase and Sale Of Assets

     Under the terms of the Asset Purchase Agreement, Vista sold Viking substantially all of the assets used by Vista to conduct the operations of Vista's Visualization Technology business (the "Business"). The Purchased Assets included, among others, all machinery, equipment, furniture and other tangibles located at Vista's Westborough, Massachusetts offices; all customer lists, all contracts used by Vista in the operation of the Business, all required permits and governmental licenses used by Vista in the conduct of the Business, and all of the goodwill of the Business. Viking assumed all accounts payable, accrued payroll liabilities, accrued vacation and all other accrued liabilities relating to the operation of the Business. Vista retained responsibility for all of its other liabilities. Approximately $235,000 of inventory was included in the sale. The balance of inventory on hand and in work in progress was not sold in the Asset Sale, but rather was transferred to Viking on a consignment basis for which Vista will receive payment as such items are ultimately used by Viking.

     Certain assets excluded from the terms of the Asset Sale included Vista's inventory of vitamin supplements that Vista sold to patients who have undergone gastric bypass surgery, and the contents of the office of Vista's Chief Financial Officer, Stephen Gorgol, who will remain an employee of Vista after the Asset Sale.

     Vista and Viking also entered into a License Agreement pursuant to which Vista exclusively license to Viking (in exchange for royalty payments) all intellectual property and product rights used in operation of the Visualization Technology business and sale of products related to that business. Vista retains ownership of all intellectual property and product rights until the required royalty obligations have been satisfied, at which time Vista will transfer ownership to Viking.

Purchase Price

     The purchase price for the Purchased Assets has several components: cash at closing, shares of stock at closing, royalty obligations to be satisfied post-closing and inventory relief payments to be satisfied (if at all) post-closing.

     Cash at Closing. At Closing, we made an initial cash payment of $158,717.74 to Vista.

     Shares of Stock at Closing. At Closing, we issued Vista 3,054,000 shares of Viking common stock. For accounting and tax purposes, Vista valued the shares as of Closing at approximately $62,000, which is the same per share price paid by Donald E. Tucker, the principal investor in Viking.

     Royalty Payments. In exchange for the license by Vista to Viking of all intellectual property rights and product rights used in operation of the Business, we will make certain royalty payments to Vista over the course of the five (5) year period following the closing, or until Viking has paid Vista $4,500,000 in aggregate royalties, whichever comes first. Royalties will be paid to Vista in three separate categories. Viking will pay Vista a five percent (5%) royalty on gross revenues received by Viking for all sales from the Aesculap, Wolf and OEM Camera product lines, including any improvements, derivatives, modifications or enhancements thereto. Second, for each of the first two years following the closing, we will pay Vista a ten percent (10%) royalty on gross revenues received by Viking for sales of the Endosite System and the Three Chip Endosite System product lines (collectively, the "Vista Products") in excess of the gross revenues earned by us for sales of the Vista Products during calendar year 2003. Third, for the third, fourth and fifth years following the closing, we will pay Vista a ten percent (10%) royalty on gross revenues received by Viking for sales of Vista Products.

     It is difficult to estimate the likely future royalty payments. However, if the royalty percentages were applied to sales over the past five years, it would have generated total revenues to Vista of $321,911 in 1999, $396,648 in 2000, $471,728 in 2001, $529,011 in 2002 and $420,073 in 2003.

     Inventory Relief Payments. As part of the Asset Sale, Vista transferred to Viking on a consignment basis Vista's entire inventory of products and parts. Through the procedure we have agreed to with Vista, we will seek to use the inventory received from Vista prior to using any inventory we newly acquire after closing. We will pay Vista for any inventory used on a monthly basis over the course of the twelve (12) month period following the closing. Ownership to all inventory remaining unsold at the end of such twelve (12) month period will be transferred to Viking for $1.00.

Assumption of Liabilities

     On the date of closing, we assumed selected liabilities of Vista's, including Vista's accounts payable, certain post-closing obligations and Vista's obligations under specified contracts being assumed by Viking. Vista remained
liable  for  all  tax   liabilities,   litigation   matters  and  certain  other
liabilities.

Representation and Warranties

     Under the Asset Purchase Agreement, Vista represented and warranted with respect to, among other things, its organization, good standing and authority; its financial statements and Securities and Exchange reports; the absence of conflicts; its possession of valid consents and approvals; the lack of undisclosed liabilities; employee matters; our ownership rights with respect to intellectual property, the assets to be sold and our real property; the lack of litigation activities; its compliance with applicable law; its existing contracts; environmental matters; inventory; plants, buildings, structures, facilities and equipment; customer lists and accounts; relationships with suppliers and licensors; tax matters; permits; brokers; and material misstatements and omissions; and other customary matters.

     Under the Asset Purchase Agreement, Viking represented and warranted with respect to, among other things, our organization, good standing and authority; our authorized and outstanding capital stock; the lack of litigation activities; our financial statements and reports; our lack of undisclosed liabilities; the use of brokers; the absence of conflicts; our compliance with applicable law; consents and governmental approvals; trading in our securities; the status of the shares to be issued by us; and material misstatements and omissions, and other customary matters.

Employee Matters

     Viking offered employment to all employees of the Business other than Stephen Gorgol, who will remain an employee of Vista. Other than Mr. Gorgol, all employees in Vista's Westborough, MA location were offered employment with Viking.

Registration Rights

     In connection with the Closing, we executed a registration rights agreement with Vista pursuant to which we granted to Vista the right to include Vista's shares of Viking common stock in any registration statement (other than on Forms S-8 or S-4) effected by Viking until the earlier of (i) seven (7) years from Closing or (ii) such time that Vista can sell all of its Viking shares in a three (3) month period under SEC Rule 144.

Regulatory Approvals

     No special regulatory approvals or compliances are required for completion of the Asset Sale.

                         PROFORMA FINANCIAL INFORMATION

     The  following  pro  forma  financial   information  gives  effect  to  the
acquisition of Vista's assets, assuming the acquisition occurred on December 31, 2003.

                              Viking Systems, Inc.
                        Pro Forma Statement Of Operations
                               Year Ended 12/31/03

                                                    ADDITION
                                                        OF
                                                  VISUALIZATION
                                                    TECHNOLOGY
                                     HISTORICAL     BUSINESS(1)    PRO FORMA
                                   -------------  -------------  -------------

Sales                              $          --  $   6,220,091  $   6,220,091

  Cost of Sales                                0      4,610,239      4,610,239
  Research and development                     0      1,177,656      1,177,656
  Sales and marketing                          0        323,177        323,177
  General and administrative                   0      1,208,470      1,208,470
                                   -------------  -------------  -------------

Total cost and expenses                        0      7,319,542      7,319,542
                                   -------------  -------------  -------------

Loss from continuing operations                0     (1,099,451)    (1,099,451)


Loss from discontinued operations  $     (41,646) $          --        (41,646)
                                   -------------  -------------  -------------
Net loss applicable to common
stockholders                             (41,646)    (1,099,451)    (1,141,097)
                                   -------------  -------------  -------------

Basic and diluted loss per share   $       (0.01)                $       (0.19)

Share used in computing basic
and diluted loss per share             3,061,000      3,100,000      6,161,000


--------------------------------------------------------------------------------

                              Viking Systems, Inc.
                             Pro Forma Balance Sheet
                                December 31, 2003


                                          PLUS          LESS
                                        ACQUIRED     PURCHASE OF
                                       VISULIZATION  VISULIZATION
                                        TECHNOLOGY    TECHNOLOGY
                            HISTORICAL  BUSINESS(2)    BUSINESS    PRO FORMA(1)
                             --------- ------------  ------------  ------------
ASSETS
  CURRENT ASSETS
    CASH & CASH EQUIVALENTS  $  35,525                             $     35,525
    ASSETS FROM
     DISCONTINUED OPERATIONS         0                                       --
    ACCOUNTS RECEIVABLE                     693,725                     693,725
    INVENTORIES                           1,159,207                   1,159,207
                             --------- ------------  ------------  ------------
    TOTAL CURRENT ASSETS        35,525    1,852,932             0     1,888,457
  PROPERTY & EQUIPMENT                        7,436                       7,436
  OTHER ASSETS
    PATENTS                                       0                          --
    INTANGIBLE ASSETS
     ACQUIRED                                           1,657,936     1,657,936
                             --------- ------------  ------------  ------------
    TOTAL OTHER ASSETS               0            0     1,657,936     1,657,936
                             --------- ------------  ------------  ------------
      TOTAL ASSETS           $  35,525 $  1,860,368  $  1,657,936  $  3,553,829
                             --------- ------------  ------------  ------------

LIABILITIES & EQUITY
  CURRENT LIABILITIES
    ACCOUNTS PAYABLE                        570,694                     570,694
    PAYABLE TO VISTA                                    1,441,207(4)  1,441,207
    LIABILITIES FROM
     DISCONTINUED OPERATIONS    21,218                                   21,218
    PAYROLL LIABILITIES                     106,658                     106,658
    PROPERTY & OTHER TAXES                                                   --
    DEFERRED REVENUE                         37,500                      37,500
    MISCELLANEOUS ACCRUED
     LIABILITIES                             25,245                      25,245
                             --------- ------------  ------------  ------------
    TOTAL CURRENT
    LIABILITIES                 21,218      740,097     1,441,207     2,202,522
    ROYALTIES PAYABLE                                   1,275,000     1,275,000
                             --------- ------------  ------------  ------------
      TOTAL LIABILITIES         21,218      740,097     2,716,207     3,477,522


STOCKHOLDERS EQUITY
    COMMON STOCK                 6,295                      3,100(3)      9,395
    ADDITIONAL PAID-IN
     CAPITAL--COMMON STOCK     338,705                     58,900(3)    397,605
    RETAINED EARNINGS         (330,693)                                (330,693)
                             --------- ------------  ------------  ------------
      TOTAL STOCKHOLDERS
       EQUITY                   14,307            0        62,000        76,307
                             --------- ------------  ------------  ------------
      TOTAL LIABILITIES &
       EQUITY                $  35,525 $    740,097  $  2,778,207  $  3,553,829
                             --------- ------------  ------------  ------------

--------------------------------------------------------------------------------

(1) Adjustments to show the balance sheet as if the Business was sold on the effective date of 12-31-03.

(2) Adjustments to represent the Visualization Technology business balance sheet on the effective date of 12-31-03.

(3) Adjustments to show Viking's issuance of approximately 3,054,000 shares to Vista.

(4) Adjustments to reflect the payable due to Vista for the net assets of the Visualization Technology business.

                               DISSENTERS' RIGHTS

     There are no dissenters' rights applicable to the amendment of our Articles of Incorporation relating to Increased Capital Proposal.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth information regarding shares of our Common Stock beneficially owned as of February 24, 2004 (the Record Date) by: (1) each of our officers and directors; (ii) all officers and directors as a group; and
(iii) each person known by us to beneficially own five percent or more of the outstanding shares of its common stock.

                                           Common
Shareholder                                Stock                  Percentage
-----------                                ------                 ----------

Thomas B. Marsh (1) (2)                     -0-                      -0-
Daniel F. Crowley (1) (3)                   -0-                      -0-
Dennis Blomquist (1)                        850,000                 13.5%
Donald E. Tucker (4)                      3,200,000                 50.8%
Troika Capital                              600,300                  9.5%
All officers and directors as a
group 3 persons                             850,000                 13.5%

TOTAL                                     6,294,650                  100%

(1) These were the officers and directors of the Company. Effective April 15, 2004, Dennis Blomquist resigned as an officer and director of Viking and Ronald Walrod was appointed a director of Viking and Joseph Warrino was appointed the Chief Financial Officer and Secretary of Viking.

(2) Does not include 1,000,000 shares which are issuable under a currently exercisable stock option.

(3) Does not include 200,000 shares which are issuable under a currently exercisable stock option.


(4) Does not include 20,000,000 shares which may be issued if Mr. Tucker converts his 5,000,000 shares of Series A Preferred Stock into shares of our common stock.


               IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The current directors and officers of Viking who will serve until the next annual meeting of shareholders or until their successors are elected or appointed and qualified, are set forth below:

      Name                          Position
      ----                          --------

      Thomas B. Marsh               CEO/President/Director
      Daniel F. Crowley             Director, Audit Committee Chairman
      Ronald Walrod                 Director
      Joseph Warrino                Chief Financial Officer/Secretary

     Background information about Viking's officers and directors is as follows:

     Thomas B. Marsh. Mr. Marsh was appointed President and Director of Viking in November 2003. He has also served as secretary, and treasurer of PurchaseSoft, Inc. from August 5, 2002 to Janaury 31, 2004. He continues to serve as a director of PurchaseSoft, Inc. where he has been a director since august 5, 2002. Mr. Marsh was a Partner and co-founder of Marsh+Flagg in 2001. Marsh+Flagg is a merger and acquisition advisory firm with offices in La Jolla & Newport Beach, California and Stuttgart Germany. Prior to PurchaseSoft and

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Marsh+Flagg,  Marsh was COO at Co-Mack Technology,  CEO of Emark Corporation and
President of Spectrum Companies International. Marsh attended Williams College with a major in economics.

     Daniel F Crowley. Mr. Crowley has been a private investor and business consultant since 2002. Mr. Crowley is a principal in and co-founder of Spectrum Partners LLC, a business strategy and development advisory firm, specializing in the transportation and logistics industry, with offices in Scottsdale, Arizona. Prior to Spectrum Partners LLC, Mr. Crowley was Executive VP & CFO at BAX Global from 1998 through 2002. Previous positions include senior management positions with Frito-Lay International, and Grand Metropolitan PLC companies including The Pillsbury Company and Pearle Vision. Mr. Crowley has a CPA from the State of New York, a MBA in Finance from Columbia University.


     Ronald Walrod. Mr. Walrod was appointed a director of the Company on April 15, 2004. He has served as President, Chief Executive Officer and director of JMAR Technology since October, 2002. From 1998 to 2000, Mr. Walrod served as President and CEO of Kinetic Probe, a privately-held company engaged in the development of semiconductor probe cards. From 1996 to 1998, Mr. Walrod served as President and CEO of Nautronix, a supplier of dynamic positioning, autopilot and automation systems for marine applications. From 1984 to 1993, Mr. Walrod served as President and CEO of Applied Remote Technology, Inc. (ART), a company he founded to develop autonomous undersea vehicle (AUV) systems, advanced undersea sensors, and acoustic communications links, all of which have both commercial and military applications. Mr. Walrod graduated with Honors from the United States Coast Guard Academy and earned both Masters of Science and Professional Engineer Degrees from the Massachusetts Institute of Technology in 1970, and received a Masters of Business Administration degree from the University of San Diego in 1983. He was awarded a fellowship for graduate studies in Ocean Engineering from the National Science Foundation and has twice received the Industrial Research and Development IR 100 Award for Remotely
Operated Vehicles developed under his direction. Mr. Walrod holds a United States Patent for "Comminution by Cryogenic Electrohydraulics" that was issued in 1998.

     Joseph Warrino. Mr. Warrino was appointed the Chief Financial Officer and Secretary of Viking on April 15, 2004. From 2000 to April 15, 2004, he was the controller of Vista Medical Technologies, Inc. From 1999 to 2000 he was a Division Controller and Human Resources Manager of DT Industries, Inc. Lasko Company. M From 1998 to 1999, he was a senior cost accountant for Vista Medical Technologies, Inc. From 1989 to 1998, Mr. Warrino worked as an accountant for several different companies. Mr. Warrino earned his BS Degree in accounting from Salem State College and his AS Degree in Management from Middlesex Community College.


Control Persons

     Our change of business plan was proposed to our previous management by Donald E. Tucker. In connection with our change of business plan, Mr. Tucker acquired voting control of Viking. Information about Donald E. Tucker is as follows:

     Donald E. Tucker. Donald E. Tucker, age 49, has been employed by a large consulting and technology firm for the past twenty four (24) years, and has been a Partner for thirteen (13) years. Currently, Mr. Tucker has global

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

responsibility for the Medical Technology, Diagnostics and Devices industry segment, as well as the west coast Biotech/Pharmaceutical market. He has primary responsibility for establishing global market and operational leadership in these industry segments and is also an advisor to a number of associations in the life science industry. Mr. Tucker's experience is in the strategy, planning and implementation of large-scale complex change programs with extensive involvement in new product development, supply chain management and commercial operations. He has served numerous Fortune 100 companies in planning and executing global mergers, consolidating operations and implementing new strategic capabilities. He has worked extensively throughout the Americas and Europe. Mr. Tucker graduated Magna Cum Laude with a BS degree in business management from Northern Michigan University.

                      ADDITIONAL AND AVAILABLE INFORMATION

     Viking is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Room 1024, and Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available to the public on the SEC's website (http://www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                       STATEMENT OF ADDITIONAL INFORMATION

     Viking's Annual Report on Form 10-KSB for the year ended December 31, 2003 and Quarterly Reports on Form 10-QSB's, for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, have been incorporated herein by this reference. We have also incorporated by reference the following Form 8-K's:

            Form 8-K filed:   December 16, 2003
            Form 8-K filed:   December 24, 2003
            Form 8-K filed:   March 17, 2004
            Form 8-K filed:   April 1, 2004
            Form 8-K filed:   April 19, 2004

     We will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

     All documents filed by Viking pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to

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

be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                           COMPANY CONTACT INFORMATION

     All inquiries regarding the Company should be addressed to the Company's principal executive offices:

                              Viking Systems, Inc.
                         7514 Girard Avenue, Suite 1509
                               La Jolla, CA 92037
                                 (858) 456-6608

                                          By order of the Board of Directors:

                                          /s/ Thomas B. Marsh
                                          President and Chief Executive Officer




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